SUBSIDIARIES OF T. ROWE PRICE GROUP, INC.                        EXHIBIT 21
DECEMBER 31, 2016

Subsidiary companies (1)	Place of incorporation
T. Rowe Price Advisory Services, Inc.	Maryland
T. Rowe Price Insurance Agency, Inc.	Maryland
T. Rowe Price Associates, Inc.	Maryland
TRP Suburban, Inc.	Maryland
TRP Suburban Second, Inc.	Maryland
TRP Colorado Springs, LLC	Maryland
TRP Office Florida, LLC	Maryland
T. Rowe Price Trust Company	Maryland
T. Rowe Price Investment Services, Inc.	Maryland
T. Rowe Price Services, Inc.	Maryland
T. Rowe Price Retirement Plan Services, Inc.	Maryland
T. Rowe Price (Canada), Inc.	Maryland
TRPH Corporation	Maryland
T. Rowe Price International Funds, Inc.(2)	Maryland
T. Rowe Price Institutional Income Funds, Inc.(2)	Maryland
T. Rowe Price Institutional International Funds, Inc.(2)	Maryland
T. Rowe Price Quantitative Management Funds, Inc.(2)	Maryland
T. Rowe Price Index Trust, Inc.(2)	Maryland
T. Rowe Price Credit Opportunities Fund, Inc(2)	Maryland
T. Rowe Price Total Return Fund, Inc.(2)	Maryland
T. Rowe Price Intermediate Tax-Free High Yield Fund, Inc.(2)	Maryland
T. Rowe Price Funds SICAV(2)	Luxembourg
T. Rowe Price International Ltd	United Kingdom
T. Rowe Price Hong Kong Limited	Hong Kong
T. Rowe Price Singapore Private Ltd.	Singapore
T. Rowe Price (Switzerland) GmbH	Switzerland
T. Rowe Price (Luxembourg) Management Sarl	Luxembourg
(1)Other subsidiaries have been omitted because, when considered in the aggregate, they do not constitute a significant subsidiary.
(2)We implemented Accounting Standards Update No. 2015-02 - Consolidation (Topic 810): Amendments to the Consolidation Analysis on January 1, 2016. In connection with the adoption of this guidance, we reevaluated all of our investments for consolidation, including our investments in sponsored investment portfolios. The adoption of the guidance led to the consolidation of additional portfolios that were previously accounted for as available-for-sale securities. The impacts of implementing this new guidance are discussed in more detail in the Summary of Significant Accounting Policies section of our consolidated financial statements contained in Item 8 of this filing.